Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

EXCHANGE ACT RULE 13a-14(a)

I, Colin Shannon, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of PRA Health Sciences, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 30, 2021	By:	/s/ Colin Shannon
Colin Shannon
Chief Executive Officer